EXHIBIT 99.01

News Release

Investor Contact:	Trade Press Contact:
Michael Magaro	David Viera
Investor Relations	Corporate Communications
(925) 290-4321	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor, Inc. Reports Third Quarter Results

LIVERMORE, Calif. — October 28, 2009 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2009, that ended on September 26, 2009. Quarterly revenues were $43.8 million, up 40.4% from $31.2 million in the second quarter of fiscal 2009, and down 16.7% from $52.6 million in the third quarter of fiscal 2008.

Net loss for the third quarter of fiscal 2009 was $23.9 million or $(0.48) per share, compared to a net loss for the second quarter of fiscal 2009 of $65.8 million or $(1.33) per share and a net loss for the third quarter of fiscal 2008 of $14.0 million or $(0.29) per share.

On a non-GAAP basis, net loss for the third quarter of fiscal 2009 was $20.9 million or $(0.42) per share, compared to a net loss for the second quarter of fiscal 2009 of $16.3 million or $(0.33) per share and a net loss for the third quarter of fiscal 2008 of $10.6 million or $(0.22) per share. A reconciliation of third quarter GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

“An increase in design activity and volume purchases by memory manufacturers for DDR3 production positively influenced our revenue in Q3,” said Mario Ruscev, CEO of FormFactor.  “Our efforts to manage costs contributed this quarter to better gross margins, as we continue to focus on opportunities to increase efficiency and return toward profitability.”

The company has posted its revenue breakdown by region and market segment and GAAP to non-GAAP reconciliation information on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until October 30th, 2009 at 9:00 p.m. PDT and can be accessed by dialing 888-203-1112 or 719-457-0820 and entering confirmation code 7749295.

Non-GAAP Financial Measures:
This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.

FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release and on the Investors section of the company’s website.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for certain semiconductor devices, including DRAM and Flash memory devices; the company’s ability to optimize its operating plans and structure with the business environment; and the company’s ability to develop innovative testing technologies and to timely deliver and qualify new products that meet its customer’s testing requirements and lower their overall cost of test.  Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company's Form 10-K for the fiscal year ended December 27, 2008 and the company’s Form 10-Q for the fiscal quarter ended June 27, 2009, both as filed with the Securities and Exchange Commission ("SEC"), and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008

Revenues	$43,773	$52,584	$102,340	$170,300
Cost of revenues	36,435	40,583	100,007	134,626
Gross profit	7,338	12,001	2,333	35,674

Operating expenses:
Research and development	13,775	17,079	41,823	49,288
Selling, general and administrative	17,366	23,675	61,939	69,038
Restructuring charges	—	141	7,943	8,684
Total operating expenses	31,141	40,895	111,705	127,010
Operating loss	(23,803)	(28,894)	(109,372)	(91,336)

Interest income, net	694	2,805	2,571	10,808
Other income (expense), net	(415)	263	(920)	404
Loss before income taxes	(23,524)	(25,826)	(107,721)	(80,124)
Provision for (benefit from) income taxes	377	(11,785)	19,969	(29,463)
Net loss	$(23,901)	$(14,041)	$(127,690)	$(50,661)
Net loss per share:
Basic and Diluted	$(0.48)	$(0.29)	$(2.59)	$(1.04)
Weighted-average number of shares used in per share calculations:
Basic and Diluted	49,582	48,988	49,392	48,855

Reconciliation of Non-GAAP Net loss:

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008

GAAP Net loss	$(23,901)	$(14,041)	$(127,690)	$(50,661)
Deferred tax valuation allowance	—	—	44,683	—
Stock-based compensation related to option modification, net of related income-tax impact	—	—	1,577	—
Stock-based compensation, net of related income-tax impact	2,922	3,343	9,100	11,939
Restructuring charges, net of related income-tax impact	—	87	5,018	5,361
Non-GAAP Net loss	$(20,979)	$(10,611)	$(67,312)	$(33,361)
Non-GAAP Net loss per share:
Basic and Diluted	$(0.42)	$(0.22)	$(1.36)	$(0.68)
Weighted-average number of shares used in per share calculations:
Basic and Diluted	49,582	48,988	49,392	48,855

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)

	September 26,	December 27,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$149,920	$337,926
Marketable securities	312,687	184,968
Accounts receivable, net	48,233	34,127
Inventories	21,166	18,788
Deferred tax assets	3,768	23,039
Refundable income taxes	18,130	29,413
Prepaid expenses and other current assets	11,462	14,702
Total current assets	565,366	642,963

Restricted cash	680	680
Property and equipment, net	96,998	113,813
Deferred tax assets	1,928	20,580
Other assets	3,599	7,674
Total assets	$668,571	$785,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,450	$33,214
Accrued liabilities	16,718	25,693
Income taxes payable	105	1,904
Deferred revenue	10,001	4,946
Deferred rent	458	452
Total current liabilities	54,732	66,209
Long-term income taxes payable	6,334	7,732
Deferred rent and other liabilities	5,416	5,705
Total liabilities	66,482	79,646
Stockholders’ equity
Common stock, $0.001 par value	50	49
Additional paid-in capital	626,211	602,295
Accumulated other comprehensive income	1,720	1,922
Accumulated deficit	(25,892)	101,798
Total stockholders’ equity	602,089	706,064
Total liabilities and stockholders’ equity	$668,571	$785,710